                                  SCHEDULE 14A

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to sec.240.14a-12

                              OMNISKY CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

   (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

   (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

   (5) Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

   (1) Amount Previously Paid:

--------------------------------------------------------------------------------

   (2) Form, Schedule or Registration Statement No:

--------------------------------------------------------------------------------

   (3) Filing Party:

--------------------------------------------------------------------------------

   (4) Date Filed:

--------------------------------------------------------------------------------

                                 [OMNISKY LOGO]
                              OMNISKY CORPORATION
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                     TO BE HELD ON WEDNESDAY, MAY 23, 2001

To our Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of OMNISKY CORPORATION, a Delaware corporation, will be held on Wednesday, May 23, 2001, at 10:00 a.m., local time, at EpiCenter located at One Market Street, One Market Pavilion, San Francisco, California 94105, for the following purposes:

          1. To elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified;

          2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001; and

          3. To transact such other business as may properly come before the Annual Meeting or at any continuation or adjournment thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only stockholders of record at the close of business on April 2, 2001 are entitled to receive notice of, attend and vote at the Annual Meeting and any continuation or adjournment thereof.

     Your vote is important regardless of the number of shares you own. All stockholders are cordially invited to attend the Annual Meeting in person. HOWEVER, TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE USING THE ENCLOSED, POSTAGE-PREPAID ENVELOPE OR THE INTERNET PURSUANT TO THE INSTRUCTIONS SET FORTH ON THE PROXY CARD. Stockholders attending the meeting may vote in person even if they have returned a Proxy.

                                          For the Board of Directors,

                                          /s/ SCOTT M. WORNOW
                                              SCOTT M. WORNOW
                                              Corporate Secretary

San Francisco, California
April 27, 2001

                              OMNISKY CORPORATION

                                PROXY STATEMENT
                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of OmniSky Corporation, a Delaware corporation, for its Annual Meeting of Stockholders to be held on Wednesday, May 23, 2001, at 10:00 a.m., local time, or at any continuation or adjournment thereof. The Annual Meeting will be held at EpiCenter located at One Market Street, One Market Pavilion, San Francisco, California 94105. This Proxy Statement, OmniSky's Annual Report and the accompanying Proxy Card are first being distributed to stockholders on or about April 27, 2001.

     OmniSky's principal executive offices are located at One Market Street, Steuart Tower, Suite 600, San Francisco, California 94105. The telephone number at that location is (415) 764-2200.

     OmniSky has arranged for live audio of the 2001 Annual Meeting to be accessible to the general public on the website located at http://investor.omnisky.com/medialist.cfm. This live audio webcast is for informational purposes only. Stockholders may not vote or otherwise participate in the Annual Meeting via the live audio webcast.

PURPOSES OF THE ANNUAL MEETING

     The purposes of the Annual Meeting are: (i) to elect two Class I directors to serve for a term of three years and until their successors are duly elected and qualified; (ii) to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001; and (iii) to transact such other business as may properly come before the Annual Meeting or at any continuation or adjournment thereof.

RECORD DATE AND OUTSTANDING SHARES

     Stockholders of record at the close of business on April 2, 2001 (the "Record Date") are entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, OmniSky's outstanding capital stock consisted of 68,893,256 shares of Common Stock, par value $0.001 per share. A list of stockholders of record will be available at the Annual Meeting and, during the ten days prior to the Annual Meeting, at the office of the Corporate Secretary located at OmniSky's principal executive offices.

REVOCABILITY OF PROXIES

     A proxy may be revoked by a stockholder at any time prior to the voting thereof by giving notice of revocation in writing to the Corporate Secretary, by duly executing and delivering to the Corporate Secretary a proxy bearing a later date or by voting in person at the Annual Meeting. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

     Each share of OmniSky's Common Stock outstanding on the Record Date will be entitled to one vote on all matters. The two candidates for election as directors at the Annual Meeting who receive the highest number of affirmative votes of the shares of OmniSky's Common Stock present or represented at the Annual Meeting will be elected. The ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001 will require the affirmative vote of a majority of the shares of OmniSky's Common Stock present or represented at the Annual Meeting.

     Shares of Common Stock represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions, properly executed proxies will be voted: (i) FOR the election of each of OmniSky's director nominees; and (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001. No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the Annual Meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy as the Board of Directors may recommend.

     The cost of this solicitation will be borne by OmniSky. OmniSky may reimburse expenses incurred by brokerage firms and other persons representing beneficial owners of shares in forwarding solicitation material to such beneficial owners. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of OmniSky may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR" or "AGAINST" a matter are treated as being present at the Annual Meeting for purposes of establishing a quorum and are also treated as shares "represented and voting" at the Annual Meeting (the "Votes Cast") with respect to such matter.

     Under the General Corporation Law of the State of Delaware, the state in which OmniSky has been incorporated, an abstaining vote and a broker non-vote are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum of shares is present at a meeting; however, such votes are not deemed to be Votes Cast. As a result, abstentions and broker non-votes are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the Votes Cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSAL

     If you want to propose any matter for a vote by stockholders at OmniSky's 2002 annual meeting, your proposal must be received by the Corporate Secretary at OmniSky's principal executive offices no later than February 25, 2002. Subject to compliance with applicable laws and securities regulations, your proposal will be eligible for inclusion in next year's proxy statement if it is received by the Corporate Secretary at OmniSky's principal executive offices by December 29, 2001.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF
                       EACH OF THE NOMINEES LISTED BELOW.

GENERAL

     OmniSky's bylaws permit OmniSky to have between six and eleven directors, with the actual number of directors determined by the Board of Directors. The Board of Directors is currently divided into three classes, having staggered terms of three years each. Stephen M. Diamond, David S. Oros and Thomas E. Wheeler have been designated Class I directors, and their terms expire at this Annual Meeting of Stockholders. Messrs. Diamond and Oros, who were appointed to the Board prior to OmniSky's initial public offering, will not be standing for re-election. The Board of Directors has fixed at six the total number of directors and has fixed at seven the number of Class I directors to be elected at the 2001 Annual Meeting. Alex J. Mandl,

Lachlan K. Murdoch and Janice M. Roberts have been designated Class II directors, and their terms expire at the 2002 Annual Meeting of Stockholders. Alex J. Mandl has informed the Board of Directors that he will resign from the Board effective as of the date of the 2001 Annual Meeting. Patrick S. McVeigh and Timothy Weller have been designated as Class III directors, and their terms expire at the 2003 Annual Meeting of Stockholders.

     Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the two nominees named below. In the event that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director at the 2001 Annual Meeting will continue until the 2004 Annual Meeting of Stockholders or until his or her successor has been duly elected and qualified or until his or her earlier death, resignation or removal.

INFORMATION REGARDING NOMINEE DIRECTORS

     Two Class I directors are to be elected at the Annual Meeting for a three-year term ending in 2004. The Board of Directors has nominated LAWRENCE S. WINKLER and THOMAS E. WHEELER for election as Class I directors. The following sets forth information concerning the nominees for Class I directors, including information as to each nominee's age as of the Record Date, position with OmniSky and business experience.

NAME OF NOMINEE                              AGE                       POSITION
---------------                              ---                       --------
Lawrence S. Winkler........................  34    Senior Vice President and Chief Financial Officer
Thomas E. Wheeler..........................  54    Director

     Lawrence S. Winkler has served as OmniSky's Senior Vice President and Chief Financial Officer since joining OmniSky in April 2000. From December 1997 to April 2000, Mr. Winkler served as Senior Vice President and Treasurer at PSINet Inc., a provider of Internet access services and related products. Prior to this, Mr. Winkler served as Director, Finance and Investor Relations at The Mills Corp., a real estate investment trust, from December 1996 to December 1997. Prior to December 1996, Mr. Winkler served in senior financial management roles at Black and Decker and CRI, Inc. and was a consultant for Arthur Andersen & Co. Mr. Winkler holds a Bachelor of Science in economics, accounting and finance from the University of Maryland and a Master of Business Administration from Loyola College in Baltimore, Maryland.

     Thomas E. Wheeler has served as a member of OmniSky's Board of Directors since January 2000. Since June 1992, Mr. Wheeler has served as President and Chief Executive Officer of the Cellular Telecommunications and Internet Association, an international organization that represents the interests of service providers, manufacturers and others involved in wireless communication. Mr. Wheeler is also a director on the board of directors of Aether Systems, Inc. He holds a Bachelor of Science in business administration from Ohio State University.

REQUIRED VOTE

     The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other legal effect in the election of directors under Delaware law.

INFORMATION REGARDING INCUMBENT DIRECTORS AND EXECUTIVE OFFICERS

     The following sets forth information concerning directors whose terms of office continue after this Annual Meeting and executive officers of OmniSky, including information as to each person's age as of the Record Date, position with OmniSky and business experience.

NAME                                      AGE                        POSITION
----                                      ---                        --------
Patrick S. McVeigh......................  49    Chairman of the Board and Chief Executive Officer
Lawrence S. Winkler.....................  34    Senior Vice President and Chief Financial Officer
James J. Obot...........................  45    Senior Vice President and President, North America
Michael D. Dolbec.......................  42    Senior Vice President, Business Development
Jacob A. Ner-David......................  32    Senior Vice President, Global Products and
                                                Services
Neville J. Street.......................  40    Senior Vice President and President, International
Elan Amir...............................  33    Chief Technology Officer
Michael J. Malesardi....................  40    Vice President, Controller
David K. Rensin.........................  29    Chief Strategy Officer
Scott M. Wornow.........................  38    Vice President, General Counsel and Secretary
Lachlan K. Murdoch......................  29    Director
Janice M. Roberts.......................  45    Director
Timothy Weller..........................  35    Director

     Patrick S. McVeigh is co-founder, Chairman of the Board of Directors and Chief Executive Officer of OmniSky. From January 1996 to June 1999, Mr. McVeigh served as Vice President of Worldwide Sales and Business Development at Palm Computing, Inc., a manufacturer of handheld mobile devices and at that time a wholly-owned subsidiary of 3Com Corporation, a provider of broad-based networking systems and services. Prior to this, Mr. McVeigh was Vice President of Sales and Marketing for Knowledge Adventure, an educational software company, from October 1993 to January 1996. From August 1982 to October 1993, Mr. McVeigh held a variety of sales and marketing management positions at Apple Computer Inc., a manufacturer of personal computers. Most recently, he was responsible for the development and launch of Apple's consumer personal computer business, the Performa. Mr. McVeigh holds a Bachelor of Arts in psychology and philosophy from Clark University.

     Lawrence S. Winkler's biography appears above under the heading "Information Regarding Nominee Directors."

     James J. Obot has served as OmniSky's Senior Vice President and President, North America since March 2001. Prior to this, Mr. Obot was Senior Vice President, Operations since joining OmniSky in November 1999. From March 1999 to October 1999, Mr. Obot was Vice President and General Manager at Palm.net, a wireless Internet access service which is a division of Palm, Inc., a manufacturer of handheld mobile devices. Mr. Obot was Vice President of Worldwide Operations at Palm Computing, Inc., the predecessor to Palm, Inc., from May 1996 to March 1999. From January 1995 to September 1995, Mr. Obot was President of Navigation Technologies, a producer of navigable map databases. From February 1981 to October 1994, Mr. Obot served in various positions at Apple Computer, Inc., a personal computer manufacturer, including most recently as Senior Director of field operations. Mr. Obot holds a Bachelor of Science in finance from Santa Clara University.

     Michael D. Dolbec is co-founder and Senior Vice President, Business Development of OmniSky. From inception to April 2000, Mr. Dolbec served as OmniSky's Chief Financial Officer and Secretary. From February 1996 to August 1999, Mr. Dolbec was Vice President of Business Development for 3Com Corporation, a provider of broad-based networking systems and services. Prior to this, Mr. Dolbec was a Vice President at Telematica, a strategy-consulting firm, from June 1995 to February 1996. From March 1993 to June 1995, Mr. Dolbec was a Vice President and Managing Director of IBM. Prior to March 1993, Mr. Dolbec held positions at Greylock Management Corporation, a Boston-based venture capital firm and

Kleiner Perkins Caufield & Byers, a Menlo Park-based venture capital firm. Mr. Dolbec holds a Bachelor of Science in biology and a Master of Science in computer science from Stanford University and a Master of Business Administration from the Wharton School of the University of Pennsylvania.

     Jacob A. Ner-David has served as Senior Vice President, Global Products and Services since joining OmniSky in January 2001. Mr. Ner-David served from January 2000 through December 2000 as Chairman and Chief Executive Officer of NomadIQ, a developer of wireless applications acquired by OmniSky in January 2001. Mr. Ner-David was co-founder and Chairman from May 1996 through April 2000 of deltathree.com, a provider of internet telephony-based communications services. In February 1996, Mr. Ner-David co-founded Ambient Corporation, a data communications company, where he served as Chairman and Chief Executive Officer until September 1999. Mr. Ner-David holds a Bachelor of Arts in English literature and a Bachelor of Science in biology from The City College of New York and a Juris Doctor from Georgetown University Law Center.

     Neville J. Street has served as Senior Vice President and President, International since joining OmniSky in March 2000, and also serves as the Chief Executive Officer of OmniSky's international joint venture with News Corporation. From December 1996 to March 2000, Mr. Street was Vice President, International at Palm Computing, Inc. From April 1994 to December 1996, Mr. Street was Managing Director, Europe and Senior Vice President at Perle Systems Inc., a manufacturer of communications controllers and access products. Mr. Street holds a Bachelor of Arts in business studies from Sheffield Hallem University and a Master of Business Administration from Thames Valley University.

     Elan Amir has served as Chief Technology Officer since joining OmniSky in July 2000. From October 1999 to July 2000, Mr. Amir was Vice President, Technology at Puma Technology, Inc., a provider of mobile device management and synchronization software. Prior to this, Mr. Amir was Vice President, Engineering and Chief Technology Officer at ProxiNet, Inc., a provider of content transformation and delivery architecture for handheld mobile devices, from February 1999 to October 1999. From May 1998 to December 1998, Mr. Amir was a founder of FastForward Networks, Inc., a provider of content management and distribution platforms for Internet broadcasting. Mr. Amir holds a Bachelor of Science, Master of Science and a Doctorate in computer science from the University of California, Berkeley.

     Michael J. Malesardi has served as Vice President, Controller since joining OmniSky in March 2000. From July 1997 to February 2000, Mr. Malesardi served as Vice President and Controller and more recently as Senior Vice President and Controller at PSINet Inc. From February 1992 to July 1997, Mr. Malesardi served initially as Vice President and Controller and then as Director of Financial Administration at Watson Wyatt Worldwide, a consulting firm. Mr. Malesardi holds a Bachelor of Science in accounting and business administration from Washington and Lee University and is a Certified Public Accountant.

     David K. Rensin has served as OmniSky's Chief Strategy Officer since March 2001. Prior to this, Mr. Rensin was Chief Product Officer since joining OmniSky in August 2000. From March 2000 to August 2000, Mr. Rensin was Chief Scientist at Aether Systems, Inc., a provider of wireless data services and systems. Prior to this, Mr. Rensin was Chief Technology Officer and co-founder of Riverbed Technologies, Inc., a provider of mobile computing software, from January 1999 to March 2000. From July 1995 to January 1999, Mr. Rensin was a manager at Noblestar Systems Corporation, an Internet, wireless and mobile computing integrator. Mr. Rensin was the recipient of the Mobile Innovator of 1999 award from Mobile Computing Magazine. Mr. Rensin holds a Bachelor of Science in management science and statistics from the University of Maryland, College Park.

     Scott M. Wornow has served as Vice President, General Counsel and Secretary since joining OmniSky in May 2000. From February 1998 through May 2000, Mr. Wornow was a partner in the New York office of Paul, Hastings, Janofsky & Walker LLP, an international law firm. Mr. Wornow was an associate with Paul, Hastings from October 1994 through February 1998. Mr. Wornow holds a Bachelor of Arts in economics from the University of Virginia, a Bachelor of Arts and Master of Arts in law from Cambridge University in England and a Juris Doctor from the Harvard Law School.

     Lachlan K. Murdoch has served as a member of OmniSky's Board of Directors since May 2000. Mr. Murdoch has served as Executive Director of News Corporation since October 1996 and Senior Executive Vice President since February 1999. Mr. Murdoch has also served as a Director of News Limited, News Corporation's principal Australian subsidiary, since September 1995, Chairman and Chief Executive Officer since July 1997, Managing Director from September 1996 until June 1997 and Deputy Chief Executive Officer from December 1995 until September 1996. Mr. Murdoch has also served as Chairman of Queensland Press Limited since October 1996 and a Director since October 1994. Mr. Murdoch has served as a Director of Beijing PDN Xiren Information Technology Co. Ltd since June 1996 and One.Tel Limited since April 1999. He holds a Bachelor of Arts in philosophy from Princeton University.

     Janice M. Roberts has served as a member of OmniSky's Board of Directors since August 1999. Ms. Roberts has been a general partner of The Mayfield Fund, a venture capital fund, since June 2000. From February 1992 until June 2000, Ms. Roberts was Senior Vice President of Business Development of 3Com Corporation. She was also President of 3Com Ventures, a corporate investment fund, from October 1997 to May 2000. Ms. Roberts serves on the board of directors of Aether Systems, Inc. She holds an Honors degree in economics and business from the University of Birmingham in the United Kingdom.

     Timothy Weller has served as a member of OmniSky's Board of Directors since September 2000. Mr. Weller has served as the Chief Financial Officer of Akamai Technologies, Inc., a provider of global delivery services for Internet content, streaming media and applications and global Internet traffic management, since August 1999. From July 1993 until August 1999, Mr. Weller was an equity research analyst at Donaldson, Lufkin & Jenrette, an investment banking firm. Mr. Weller holds a Doctorate in electrical engineering from the University of Illinois.

     OmniSky's Board of Directors would like to thank Stephen M. Diamond, Alex
J. Mandl and David S. Oros for their valued contributions to OmniSky.

     There are no family relationships among any of the directors, officers or key employees of OmniSky.

BOARD OF DIRECTORS MEETINGS & COMMITTEES

     OmniSky's Board of Directors held nine (9) meetings in 2000. Committees of the Board of Directors held five (5) meetings in 2000. All director nominees and incumbent directors who served as a director during 2000 attended at least 75% of the aggregate of all meetings of the Board of Directors and any committees of the Board on which such director served, if any, during 2000.

     The Board of Directors established an Audit Committee in June 2000. The Audit Committee, which currently consists of Stephen M. Diamond, Janice M. Roberts and Timothy Weller, met two (2) times during the year ended December 31, 2000. Mr. Wheeler also served on the Audit Committee during 2000. Following the expiration at the 2001 Annual Meeting of his term as director, Mr. Diamond will no longer be a member of the Audit Committee. The Audit Committee meets with OmniSky's independent auditors to review the adequacy of OmniSky's internal control systems and financial reporting procedures, reviews the general scope of OmniSky's annual audit and reviews and monitors the services provided by OmniSky's independent auditors.

     The Board of Directors established a Compensation Committee in January 2000. The Compensation Committee, which currently consists of Stephen M. Diamond, Janice M. Roberts and Thomas E. Wheeler, met three (3) times during the year ended December 31, 2000. Following the expiration at the 2001 Annual Meeting of his term as director, Mr. Diamond will no longer be a member of the Compensation Committee. The Compensation Committee sets the level of compensation of executive officers and advises management with respect to compensation levels for key employees. The Compensation Committee also administers OmniSky's Stock Option Plans and Employee Stock Purchase Plan.

     The Board of Directors has not established a nominating committee or a committee performing the functions of a nominating committee.

DIRECTOR COMPENSATION

     We do not currently compensate our directors in cash for their service as members of the Board of Directors, although they are reimbursed for expenses in connection with attendance at Board of Director and Audit and Compensation Committee meetings. Under our stock option plan, directors are eligible to receive stock option grants at the discretion of the Board of Directors or other administrator of the plan. In 2000, we granted options for an aggregate of 60,000 shares of OmniSky Common Stock to each of our directors.

                                 PROPOSAL NO. 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

GENERAL

     The Board of Directors has appointed PricewaterhouseCoopers LLP, independent auditors, to audit OmniSky's consolidated financial statements for the fiscal year ending December 31, 2001 and seeks ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its appointment.

     Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

REQUIRED VOTE

     The affirmative vote of the holders of a majority of the shares of OmniSky's Common Stock present or represented at the Annual Meeting is required to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the fiscal year ending December 31, 2001.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding beneficial ownership of OmniSky's Common Stock as of the Record Date by (i) each director and nominee director of OmniSky, (ii) OmniSky's Chief Executive Officer and each of the next four most highly compensated executive officers of OmniSky during the year ended December 31, 2000, (iii) all directors and executive officers of OmniSky as a group, and (iv) all those known by OmniSky to be beneficial owners of more than five percent of the outstanding shares of OmniSky's Common Stock. This table is based on information provided to OmniSky or filed with the Securities and Exchange Commission by OmniSky's directors, executive officers and principal stockholders. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons has sole voting and investment power with respect to the shares shown as beneficially owned.

     Unless otherwise indicated, the address for each stockholder listed in the following table is c/o OMNISKY CORPORATION, One Market Street, Steuart Tower, Suite 600, San Francisco, California 94105. Applicable percentage ownership in the following table is based on 68,893,256 shares of Common Stock outstanding as of the Record Date.

                                                              NUMBER OF SHARES       PERCENTAGE OF
NAME OF BENEFICIAL OWNER                                     BENEFICIALLY OWNED    OUTSTANDING SHARES
------------------------                                     ------------------    ------------------
5% STOCKHOLDERS:
Aether OpenSky Investments LLC(1)..........................      16,717,485               24.3%
3Com Ventures, Inc.(2).....................................      14,613,430               21.2%
Omni Holdings, Inc.(3).....................................       6,729,731                9.8%
Entities affiliated with The Sprout Group(4)...............       4,093,123                5.9%

DIRECTORS AND EXECUTIVE OFFICERS:
Patrick S. McVeigh(5)......................................       2,849,618                4.1%
Lawrence S. Winkler(6).....................................         803,738                1.2%
James J. Obot(7)...........................................         597,069                  *
Michael D. Dolbec(8).......................................       1,315,209                1.9%
Andy R. Simms(9)...........................................         602,504                  *
Barak A. Berkowitz(10).....................................       1,753,612                2.5%
Stephen M. Diamond(11).....................................       4,220,858                6.1%
Alex J. Mandl(12)..........................................          40,000                  *
Lachlan K. Murdoch(13).....................................       6,769,731                9.8%
David S. Oros(14)..........................................      16,772,098               24.3%
Janice M. Roberts(15)......................................      14,668,043               21.3%
Timothy Weller(16).........................................         152,238                  *
Thomas E. Wheeler(17)......................................          71,448                  *
All directors and executive officers as a group (15
  persons)(18).............................................      50,404,336               73.2%

---------------
  *  Less than 1% of the outstanding shares of Common Stock.

 (1) Aether OpenSky Investments, L.L.C. is an entity managed by Aether Systems, Inc. David S. Oros is the chairman, president and chief executive officer of Aether Systems, Inc. and as such may be deemed to exercise voting and investment power over the shares held by Aether OpenSky Investments, L.L.C. The address of Aether OpenSky Investments, L.L.C. is 11460 Cronridge Drive, Owings Mills, MD 21117.

 (2) 3Com Ventures, Inc. is a wholly-owned subsidiary of 3Com Corporation. 3Com Ventures designated Janice M. Roberts as its Board representative prior to OmniSky's initial public offering. The address of 3Com Ventures, Inc. is 5400 Bayfront Plaza, Santa Clara, CA 95052-8145.

 (3) Omni Holdings, Inc. is an indirect wholly-owned subsidiary of News Corporation. Lachlan K. Murdoch is an executive director and senior vice president of News Corporation and as such may be deemed to exercise voting and investment power over the shares held by Omni Holdings, Inc. The address of Omni Holdings, Inc. is 1211 Avenue of the Americas, New York, NY 10036.

 (4) The aggregated shares listed for entities affiliated with The Sprout Group are owned as follows: DLJ Capital Corp. owns 11,900 shares of common stock, DLJ ESC II, L.P. owns 341,153 shares of common stock, Sprout Capital VIII, L.P. owns 3,556,834 shares of common stock and Sprout Venture Capital, L.P. owns 183,236 shares of common stock. Stephen M. Diamond is a general partner of The Sprout Group and as such may be deemed to exercise voting and investment power over the shares held by these entities. The address of The Sprout Group is 3000 Sand Hill Road #3-170, Menlo Park, CA 94025.

 (5) As of April 2, 2001, 1,753,611 shares held by Mr. McVeigh were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time. Mr. McVeigh also holds options for 300,000 shares, none of which will be vested within 60 days of April 2, 2001.

 (6) As of April 2, 2001, 292,268 shares held by Mr. Winkler were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time. Mr. Winkler also holds options for 200,000 shares, none of which will be vested within 60 days of April 2, 2001.

 (7) As of April 2, 2001, 250,000 shares held by Mr. Obot were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time. Mr. Obot also holds options for 876,806 shares, 347,069 of which will be vested within 60 days of April 2, 2001.

 (8) As of April 2, 2001, 767,205 shares held by Mr. Dolbec were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time.

 (9) As of April 2, 2001, 417,336 shares held by Mr. Simms were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time. Mr. Simms also holds options for 100,000 shares, none of which will be vested within 60 days of April 2, 2001.

(10) Mr. Berkowitz served as President of OmniSky until February 2001. As of April 2, 2001, 1,022,940 shares held by Mr. Berkowitz were unvested and subject to a right of repurchase in OmniSky's favor, which right lapses over time.

(11) Includes 4,166,245 shares held by entities affiliated with The Sprout Group. Mr. Diamond disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Diamond holds options for 60,000 shares which vest ratably over a one-year period, of which 54,613 shares will be vested within 60 days of April 2, 2001.

(12) Mr. Mandl has informed the Board of Directors that he will resign from the Board effective as of the date of the 2001 Annual Meeting. Mr. Mandl holds options for 60,000 shares which vest ratably over a one-year period, of which 40,000 shares will be vested within 60 days of April 2, 2001.

(13) Includes 6,729,731 shares held by Omni Holdings, Inc. Mr. Murdoch disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Murdoch holds options for 60,000 shares which vest ratably over a one-year period, of which 40,000 shares will be vested within 60 days of April 2, 2001.

(14) Includes 16,717,485 shares held by Aether OpenSky Investments LLC. Mr. Oros disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Oros holds options for 60,000 shares which vest ratably over a one-year period, of which 54,613 shares will be vested within 60 days of April 2, 2001.

(15) Includes 14,613,430 shares held by 3Com Ventures, Inc. Ms. Roberts disclaims beneficial ownership of these shares except to the extent of her pecuniary interest therein. Ms. Roberts holds options for 60,000 shares which vest ratably over a one-year period, of which 54,613 shares will be vested within 60 days of April 2, 2001.

(16) Includes 112,238 shares held by Akamai Technologies, Inc., of which Mr. Weller is the Chief Financial Officer. Mr. Weller disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Mr. Weller holds options for 60,000 shares which vest ratably over a one-year period, of which 40,000 shares will be vested within 60 days of April 2, 2001.

(17) Mr. Wheeler holds options for 60,000 shares which vest ratably over a one-year period, of which 54,613 shares will be vested within 60 days of April 2, 2001.

(18) Includes 3,826,748 shares which are unvested as of April 2, 2001 and subject to a right of repurchase in OmniSky's favor, which right lapses over time. Includes 856,011 shares subject to options which are exercisable within 60 days of April 2, 2000.

                           RELATED PARTY TRANSACTIONS

GENERAL

     Since the beginning of OmniSky's last fiscal year, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which OmniSky was or is to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of OmniSky's Common Stock had or will have a direct or indirect interest other than compensation arrangements, which are described in the section entitled "Executive Compensation" in this Proxy Statement and the transactions described below.

EQUITY INVESTMENT TRANSACTIONS FOR CASH

     In January 2000, OmniSky sold an aggregate of 4,319,427 shares of Series B preferred stock for $4.63 per share (which automatically converted into 6,312,164 shares of Common Stock in OmniSky's initial public offering in September 2000). From April 2000 to June 2000, OmniSky sold an aggregate of 13,953,012 shares of Series C preferred stock for $6.51 per share (which automatically converted into 10,195,072 shares of Common Stock in OmniSky's initial public offering in September 2000). Listed below are the stockholders who beneficially own more than 5% of OmniSky's Common Stock who participated in these financings.

                                                           SHARES OF       SHARES OF       AGGREGATE
                                                            SERIES B        SERIES C       PURCHASE
STOCKHOLDER                                               PREFERRED(#)    PREFERRED(#)     PRICE($)
-----------                                               ------------    ------------    -----------
Aether OpenSky Investments LLC..........................   1,439,809              --        6,666,316
Entities affiliated with The Sprout Group(1)............   2,850,970          24,592       13,360,085
Omni Holdings, Inc.(2)..................................          --       9,210,337       59,959,294

---------------
(1) The aggregated shares listed for entities affiliated with The Sprout Group were purchased as follows: DLJ Capital Corp. purchased 8,143 shares of Series B preferred stock, DLJ ESC II, L.P. purchased 233,452 shares of Series B preferred stock, Sprout Capital VIII, L.P. purchased 2,440,792 shares of Series B preferred stock, Sprout Venture Capital, L.P. purchased 125,389 shares of Series B preferred stock and certain individuals affiliated with the Sprout Group purchased 43,194 shares of Series B preferred stock.

(2) Omni Holdings, Inc. is an indirect wholly-owned subsidiary of News Corporation.

SALES OF EQUITY SECURITIES TO EXECUTIVE OFFICERS

     On April 5, 2000, OmniSky sold an aggregate of 730,671 shares of Common Stock at a price of $2.05 per share to Lawrence S. Winkler, its Senior Vice President and Chief Financial Officer. Mr. Winkler paid for such shares with a ten-year, non-recourse (except as to interest) promissory note for $1.5 million secured by the purchased shares. The note bears interest at a rate of 6% per annum. On May 12, 2000, OmniSky also sold to Mr. Winkler 100,000 shares of its Series C preferred stock (which converted into 73,067 shares of Common Stock in OmniSky's initial public offering) at a price of $6.51 per share. Mr. Winkler paid for such shares with a ten-year, non-recourse (except as to interest) promissory note for $651,000, secured by the purchased shares. The note bears interest at a rate of 6% per annum. Mr. Winkler is subject to resale restrictions that could affect the liquidity and value of his shares.

     On July 11, 2000, OmniSky sold 219,201 shares of Common Stock at a purchase price of $4.79 per share to Patrick S. McVeigh, its Chairman and Chief Executive Officer; 146,134 shares of Common Stock at a purchase price of $4.79 per share to Barak Berkowitz, its former President; and 182,668 shares of Common Stock at a purchase price of $4.79 per share to James J. Obot, its Senior Vice President and President, North America. On August 11, 2000, OmniSky sold 52,000 shares of Common Stock at a purchase price of $10.00 per share to Andy R. Simms, its Vice President, North American Sales. 25% of such shares vest on the first anniversary of the issuance date and the remainder vest monthly thereafter over a three-year period. These employees paid for such shares with ten-year, non-recourse (except as to interest) promissory notes totaling $3.1 million secured by the purchased shares. The notes bear interest at a rate of 6% per annum.

     On August 11, 2000, OmniSky sold 67,332 shares of Common Stock at a purchase price of $4.79 per share to James J. Obot, its Senior Vice President and President, North America. 25% of these shares vest on the first anniversary of the issuance date and the remainder vest monthly thereafter over a three-year period. Mr. Obot paid for such shares with a ten-year, non-recourse (except as to interest) promissory note totaling $322,520 secured by the purchased shares. The note bears interest at a rate of 6% per annum.

TRANSACTIONS WITH 5% STOCKHOLDERS OR THEIR AFFILIATES

  Aether Systems Inc.

     OmniSky has contracted with Aether for engineering, network and technical support services. In 2000, OmniSky paid Aether approximately $3.5 million for such services. OmniSky also pays Aether $1.50 per month per subscriber for the use of Aether's network operating center. Such payments totaled $0.3 million in 2000. In addition, OmniSky purchased software licenses and related maintenance from Aether in 2000 for an aggregate of $1.9 million.

     In November 1999, Aether agreed to purchase 25,000 modems from OmniSky. OmniSky sold the modems to Aether at OmniSky's cost. Under the agreement, Aether advanced OmniSky the entire purchase price. In May 2000, the agreement with Aether was amended in order to reflect a decrease in the number of modems purchased by Aether. In July 2000, OmniSky repaid Aether $1.84 million, which represented the purchase price of the modems it did not purchase.

  News Corporation

     OmniSky formed a joint venture with News Corporation in April 2000 to pursue international business opportunities. OmniSky and News Corporation each have a 50% ownership interest in the joint venture and equal representation on its board of directors. Through March 31, 2001, each of News Corporation and OmniSky had contributed approximately $11.5 million to fund the joint venture. In addition, OmniSky agreed to provide the joint venture with use of its technology and know-how without charge to allow the joint venture to develop its business, and News Corporation agreed to provide the joint venture with content at preferred rates. Neither party to the joint venture is obligated to provide any further funding to the joint venture nor is either party permitted to dispose of its interest in the joint venture without the consent of the other party. OmniSky committed to spend $30 million over five years for advertising with News Corporation's affiliates in the United States. At December 31, 2000, approximately $0.6 million had been spent.

OTHER TRANSACTIONS

     OmniSky has entered into indemnification agreements with each of its executive officers and directors.

     OmniSky has granted options to its executive officers and directors.

     Holders of preferred stock issued prior to OmniSky's initial public offering are entitled to registration rights with respect to the Common Stock issued upon conversion of the preferred stock in the initial public offering.

     OmniSky believes that all related party transactions described above were on terms no less favorable than could have been obtained from unrelated third parties.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth the compensation paid during the last two fiscal years to OmniSky's Chief Executive Officer and to the next four most highly compensated executive officers, whose aggregate cash compensation exceeded $100,000 during the year ended December 31, 2000. These executives are referred to as the Named Executive Officers elsewhere in this Proxy Statement.

                                                                         LONG-TERM
                                                                       COMPENSATION
                                                                          AWARDS
                                                                       -------------
                                                                        SECURITIES
                                               ANNUAL COMPENSATION      UNDERLYING
                                    FISCAL    ---------------------       OPTIONS          ALL OTHER
NAME AND PRINCIPAL POSITION          YEAR     SALARY($)    BONUS($)    (# OF SHARES)    COMPENSATION($)
---------------------------         ------    ---------    --------    -------------    ---------------
Patrick S. McVeigh................   2000      250,000          --        300,000            7,099(2)
  Chairman and Chief Executive       1999      120,192          --             --               --
  Officer
James J. Obot.....................   2000      250,000          --             --               --
  Senior Vice President and          1999       43,269          --        876,806               --
  President, North America
Michael D. Dolbec.................   2000      225,000          --             --               --
  Senior Vice President,             1999       89,135          --             --               --
  Business Development
Barak Berkowitz...................   2000      216,347      75,000        250,000           29,618(2)
  Former President(1)                1999      120,000          --             --               --
Andy R. Simms.....................   2000      180,385      19,980        100,000           20,740(3)
  Vice President, North American     1999       80,769          --             --               --
  Sales

---------------
(1) Mr. Berkowitz served as OmniSky's President until February 2001. During 1999, Mr. Berkowitz was an independent consultant to OmniSky.

(2) Represents reimbursement of personal tax planning expenses.

(3) Represents reimbursement of housing expenses.

OPTION GRANTS IN THE LAST FISCAL YEAR

     The following table sets forth information with respect to stock options granted to each of the Named Executive Officers in the fiscal year ended December 31, 2000. The table includes the potential realizable value of the options over their ten-year term, based on assumed rates of stock appreciation of 5% and 10%, compounded annually, and based upon the fair market value at the date of grant as determined by the Board of Directors which was equal to the exercise price. These assumed rates of appreciation comply with the rules of the Securities and Exchange Commission and do not represent OmniSky's estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of OmniSky's Common Stock.

     In the fiscal year ended December 31, 2000, OmniSky granted options to purchase up to an aggregate of 9,108,023 shares to employees, directors and consultants. Options were granted under OmniSky's 1999 Stock Plan and 2000 Stock Plan at exercise prices equal to the fair market value of OmniSky's Common Stock on the date of grant, as determined in good faith by the Board of Directors. All options have a term of ten years. Optionees may pay the exercise price by cash, certified check, or delivery of already-owned shares of OmniSky's Common Stock. All options granted to Named Executive Officers vest over four years, with 25% of the option shares vesting one year after the option grant date, and the remaining option shares vesting ratably monthly thereafter.

                                           INDIVIDUAL GRANTS
                          ----------------------------------------------------
                                        % OF TOTAL                                 POTENTIAL REALIZABLE VALUE
                          NUMBER OF       OPTIONS                                   AT ASSUMED ANNUAL RATES
                          SECURITIES    GRANTED TO                                OF STOCK PRICE APPRECIATION
                          UNDERLYING     EMPLOYEES     EXERCISE                        FOR OPTION TERM($)
                           OPTIONS        IN LAST        PRICE      EXPIRATION    ----------------------------
NAME                      GRANTED(#)    FISCAL YEAR    ($/SHARE)       DATE            5%             10%
----                      ----------    -----------    ---------    ----------    ------------    ------------
Patrick S. McVeigh......   300,000         3.29          10.00       8/11/10       1,886,684       4,781,227
James J. Obot...........        --           --             --            --              --              --
Michael D. Dolbec.......        --           --             --            --              --              --
Barak Berkowitz.........   250,000         2.74          10.00       8/11/10       1,572,237       3,984,356
Andy R. Simms...........   100,000         1.10          10.00       8/11/10         628,895       1,593,742

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table describes for the Named Executive Officers their option exercises for the fiscal year ended December 31, 2000, and exercisable and unexercisable options held by them as of December 31, 2000.

     The "Value of Unexercised In-the-Money Options at December 31, 2000" is based on a value of $8.3125 per share, which was the closing price of our Common Stock on the last trading day of 2000 (December 29, 2000) as reported on The Nasdaq Stock Market, less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option. All options were granted under OmniSky's 1999 Stock Plan or 2000 Stock Plan. The shares vest over four years, with 25% of the shares vesting one year after the grant date and the remaining shares vesting ratably monthly thereafter.

                                                             NUMBER OF SECURITIES
                                                                  UNDERLYING               VALUE OF UNEXERCISED
                               NUMBER OF                    UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                SHARES                       DECEMBER 31, 2000(#)          DECEMBER 31, 2000($)
                              ACQUIRED ON      VALUE      ---------------------------   ---------------------------
NAME                          EXERCISE(#)   REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                          -----------   -----------   -----------   -------------   -----------   -------------
Patrick S. McVeigh..........      --            --               --        300,000              --             --
James J. Obot...............      --            --          237,468        639,338       1,892,739      5,095,844
Michael D. Dolbec...........      --            --               --             --              --             --
Barak Berkowitz.............      --            --               --        250,000              --             --
Andy R. Simms...............      --            --               --        100,000              --             --

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Prior to January 2000, OmniSky's Board of Directors did not maintain a standing compensation committee. Instead, the entire Board participated in all decisions regarding compensation of executive officers. During that time, Patrick S. McVeigh, OmniSky's Chief Executive Officer, participated as a member of the Board of Directors in deliberations concerning executive officer compensation (other than his own). In January 2000, the Board formed the Compensation Committee. None of the members of the Compensation Committee is currently or has ever been at any time since OmniSky's formation, an officer or employee of OmniSky. No member of the Compensation Committee, other than Thomas
E. Wheeler, serves as a member of the board of directors or compensation committee of any entity that has one or more officers serving as a member of OmniSky's Board of Directors or Compensation Committee. Mr. Wheeler serves as a member of the board of directors and compensation committee of Aether Systems, Inc. David S. Oros, who will serve as a director of OmniSky until this Annual Meeting, is chairman, chief executive officer and president of Aether Systems, Inc.

                         STOCK PRICE PERFORMANCE GRAPH

     The following line graph compares the cumulative total return to stockholders of OmniSky's Common Stock from September 21, 2000 (the date of OmniSky's initial public offering) to December 31, 2000 to the cumulative total return over such period of (i) the Nasdaq Composite Index and (ii) a peer group consisting of Aether Systems Inc., AvantGo, Inc., GoAmerica Communications Corp. and InfoSpace, Inc., wireless service and content providers that compete with OmniSky. Although these companies have been included in the following graph, the wireless sectors that they focus on, and the specific business models they follow, are not necessarily the same as the wireless sectors OmniSky focuses on and the business model OmniSky follows. The graph assumes that $100 was invested on September 21, 2000 in OmniSky's Common Stock at its initial public offering price of $12.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

     The following graph is presented in accordance with requirements of the Securities and Exchange Commission. Stockholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future performance.

                          TOTAL RETURN TO STOCKHOLDERS
                      (ASSUMES $100 INVESTMENT ON 9/21/00)

                                  [LINE GRAPH]

-------------------------------------------------------------------------------------------
                                        9/21/2000    10/31/2000    11/30/2000    12/29/2000
-------------------------------------------------------------------------------------------
 OmniSky Corporation                     $100.00      $ 79.36       $ 39.68       $ 47.12
 Peer Group                              $100.00      $ 66.44       $ 39.75       $ 31.57
 Nasdaq Composite                        $100.00      $ 88.01       $ 67.85       $ 64.52

                 REPORT OF THE COMPENSATION COMMITTEE REGARDING
                             EXECUTIVE COMPENSATION

GENERAL

     During 2000, the Compensation Committee was comprised of Stephen M. Diamond, Janice M. Roberts and Thomas E. Wheeler, each of whom was a non-employee director. The Compensation Committee reviews and approves OmniSky's executive compensation programs. The role of the Compensation Committee is to approve salaries and other compensation paid to executive officers of OmniSky and to administer OmniSky's stock plans. The Compensation Committee approves all stock option and restricted stock grants to employees, all executive officer base salaries and any cash bonus payments.

     OmniSky's executive pay programs are designed to attract and retain executives who will contribute to OmniSky's long-term success, to link executive and stockholder interests through the use of equity-based plans and to provide a compensation program that recognizes individual contributions to OmniSky's performance.

     At this stage in OmniSky's development, the Compensation Committee has determined that the most effective means of compensation are base salaries and long-term incentives through the use of OmniSky's equity-based plans.

BASE SALARIES

     The Compensation Committee meets annually to review and approve each executive officer's salary for the ensuing year. When reviewing base salaries, the Compensation Committee considers the following factors: competitive pay practices, individual performance compared with set goals, levels of responsibility, breadth of knowledge and prior experience. The relative importance of these factors varies, depending on the particular individual whose salary is being reviewed. To provide the Compensation Committee with more information for making compensation comparisons, OmniSky provides the committee with surveys of compensation for a group of comparable public companies with a level of revenue similar to the OmniSky's level of revenue. The Compensation Committee's objective in setting base salaries is generally to pay salaries at a level roughly comparable to the median for companies with which OmniSky competes for personnel and to bias compensation towards equity rather than cash. For the year ended December 31, 2000, the Compensation Committee approved base salaries between $180,000 and $250,000 for executives other than the Chief Executive Officer.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. McVeigh's 2000 base salary was $250,000. On July 11, 2000, OmniSky sold 219,201 shares of restricted Common Stock to Mr. McVeigh at a purchase price of $4.79 per share. Mr. McVeigh paid for such shares with a ten-year, non-recourse (except as to interest) promissory note secured by the purchased shares and bearing an interest rate of 6% per annum. On August 11, 2000, Mr. McVeigh was granted an option to purchase 300,000 shares of Common Stock at the then current fair market value of $10.00 per share, which option vests 25% after one year and the remainder ratably monthly thereafter. In establishing Mr. McVeigh's compensation, the Compensation Committee considered McVeigh's considerable contributions to OmniSky's product development and capital raising activities in 2000, including OmniSky's first commercial product launch and its initial public offering. The Compensation Committee also took into account base salaries of chief executive officers of similarly situated companies and the assessment by the Compensation Committee of Mr. McVeigh's individual performance.

BONUS

     Although OmniSky does not maintain a formal bonus program, the Compensation Committee has in the past paid cash bonuses to certain executive officers based on attainment of specific goals that OmniSky has deemed especially important to its future success. These goals have included the launch of new versions of OmniSky's services and similar objective accomplishments that can easily be evaluated by the Compensation Committee. The Compensation Committee anticipates that it will continue to award cash bonuses on a selective basis as it deems appropriate.

LONG-TERM INCENTIVES

     The Compensation Committee believes that stock options and restricted stock provide an additional incentive to employees to work to maximize stockholder value. Initial grants of stock options are generally made to eligible employees upon commencement of employment, with additional grants being made periodically based on performance or following a significant change in job responsibilities. Stock options generally vest over a four-year period and expire ten years from the date of grant. This approach is designed to act as a retention device for employees and to encourage employees to take into account the long-term interests of OmniSky. The exercise price of stock options is usually 100% of the fair market value of the Common Stock on the date of grant. The Board of Directors has delegated the authority to the Compensation Committee to grant stock options to all employees. Guidelines for the number of stock options for each participant under the stock option plans are generally determined by the Compensation Committee. Initial stock option grants to executive officers are negotiated as part of their offer letters, and subsequent grants are determined based upon levels of responsibility, individual performance and competitive compensation practices. The Compensation Committee believes the existing grants and vesting schedules currently align the executive officers' objectives with those of OmniSky's stockholders. In addition, on a case by case basis, the Board of Directors has approved the sale of restricted stock generally to executive officers as a means of aligning the interests of OmniSky's executives with OmniSky's long-term strategic goals and stockholder interests and to attract, retain and reward executives. In the past, restricted stock has been sold at fair market value in exchange for a non-recourse (except as to interest) promissory note secured by the purchased shares.

OTHER COMPENSATION

     Other elements of executive compensation include company-wide medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan.

POLICY ON DEDUCTIBILITY OF COMPENSATION

     The Compensation Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder (the "Section"). The Section disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the Named Executive Officers, unless such compensation is performance-based. Since the cash compensation of each of the Named Executive Officers is below the $1 million threshold and the Compensation Committee believes that any options granted under OmniSky's stock option plans will meet the requirements of being performance-based, the Compensation Committee believes that the Section will not reduce the tax deduction available to OmniSky. OmniSky's policy is to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax laws. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for OmniSky's success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction could be necessary in some circumstances.

                                          Respectfully submitted,
                                          THE COMPENSATION COMMITTEE
                                          Stephen M. Diamond
                                          Janice M. Roberts
                                          Thomas E. Wheeler

                         REPORT OF THE AUDIT COMMITTEE

     During 2000, the Audit Committee was comprised of Stephen M. Diamond, Janice M. Roberts, Timothy Weller and Thomas E. Wheeler, each of whom was a non-employee director. Among other things, the Audit Committee reviews and monitors OmniSky's financial statements and accounting practices, makes recommendations to the Board of Directors regarding selection of independent auditors and reviews the results and scope of the audit and other services provided by OmniSky's independent auditors.

     The Board of Directors has adopted a charter for the Audit Committee, a copy of which is attached as Exhibit A to this Proxy Statement.

     The Audit Committee has reviewed and discussed OmniSky's audited consolidated financial statements for the fiscal year ended December 31, 2000 with senior management. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors of OmniSky, the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees).

     The Audit Committee has also received and reviewed written disclosures and the letter from PricewaterhouseCoopers LLP required by Independent Standards Board No. 1 (Independence Discussion with Audit Committees) and has discussed with PricewaterhouseCoopers LLP their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in OmniSky's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          Respectfully submitted,
                                          THE AUDIT COMMITTEE
                                          Stephen M. Diamond
                                          Janice M. Roberts
                                          Timothy Weller
                                          Thomas E. Wheeler

                              AUDITOR INDEPENDENCE

GENERAL

     PricewaterhouseCoopers LLP is the principal independent auditor of OmniSky. PricewaterhouseCoopers provides information technology consulting and other non-audit services to OmniSky and its subsidiaries. The Audit Committee of OmniSky's Board of Directors has considered whether the provision of non-audit services is compatible with maintaining PricewaterhouseCoopers' independence and has determined that such provision of non-audit services is compatible.

AUDIT FEES

     Fees for the fiscal year 2000 audit and reviews of Forms 10-Q are $253,000, of which $28,000 has been billed through December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     PricewaterhouseCoopers billed OmniSky $77,000 for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

ALL OTHER FEES

     PricewaterhouseCoopers billed OmniSky $2,192,000 for other services for the fiscal year ended December 31, 2000, including work associated with OmniSky's registration statement relating to its initial public offering, tax planning and compliance and consulting work related to OmniSky's operating systems.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act requires OmniSky's executive officers and directors, and persons who own more than 10% of a registered class of OmniSky's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission. Such officers, directors and 10% stockholders are also required by SEC rules to furnish OmniSky with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, OmniSky believes that, during the fiscal year ended December 31, 2000, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were satisfied, except that the Form 3 for Timothy Weller was filed one day late.

                         NO INCORPORATION BY REFERENCE

     In OmniSky's filings with the Securities and Exchange Commission, information is sometimes "incorporated by reference." This means that OmniSky is referring the reader to information that has previously been filed with the SEC, so that the information should be considered as part of the filing the reader is reading. Based on SEC regulations, the performance graph of this Proxy Statement, the "Report of the Compensation Committee Regarding Executive Compensation" and the "Report of the Audit Committee" specifically are not incorporated by reference into any other filings with the SEC.

     This Proxy Statement is sent to you as part of the proxy materials for the 2001 Annual Meeting of Stockholders. You may not consider this Proxy Statement as material for soliciting the purchase or sale of OmniSky's Common Stock.

                                 OTHER MATTERS

     The Board of Directors does not presently intend to bring any other business before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named on the enclosed Proxy Card to vote the shares they represent as the Board of Directors may recommend.

                                          For the Board Of Directors,

                                          /s/ Scott M. Wornow
                                          SCOTT M. WORNOW
                                          Corporate Secretary

San Francisco, California
April 27, 2001

                                                                       EXHIBIT A

                              OMNISKY CORPORATION

                            AUDIT COMMITTEE CHARTER

1. PURPOSE

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the shareholders and others, the systems of internal controls which management and the Board of Directors have established, and the Company's audit and financial reporting process.

     The independent accountants' ultimate responsibility is to the Board of Directors and the Audit Committee, as representatives of the shareholders. These representatives have the ultimate authority to select, evaluate, and, where appropriate, replace the independent accountants.

     The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section 3 of the Charter. The Committee shall be given full access to the Company's Board Chairman, Company executives and independent accountants as necessary to carry out these responsibilities.

2. COMPOSITION OF THE AUDIT COMMITTEE

     The Audit Committee shall be comprised of three directors, each of whom will be independent as defined by the National Association of Securities Dealers, Inc. (NASD).

     All members of the Committee shall be able to read and understand fundamental financial statements, including a balance sheet, income statement, and cash flow statement.

     At least one member of the Committee shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

3. RESPONSIBILITIES AND DUTIES

     To fulfill its responsibilities and duties, the Audit Committee shall:

          1. Review annually the Audit Committee Charter for adequacy and recommend any changes to the Board.

          2. Review the accounting principles, policies and practices followed by the Company in accounting for and reporting its financial results of operations.

          3. Review the financial, investment and risk management policies followed by the Company in operating its business activities.

          4. Review the Company's quarterly and annual financial statements.

          5. Review any management letter prepared by the independent accountants and review the Company's internal financial controls.

          6. Recommend to the Board of Directors the selection of the independent accountants.

          7. Obtain on an annual basis a formal written statement from the independent accountants delineating all relationships between the accountants and the Company consistent with Independence Standards Board Standard No. 1, and review and discuss with the accountants all significant relationships the accountants have with the Company to determine the accountants' independence.

          8. Review the effectiveness of the independent audit effort, including approval of the scope of, and fees charged in connection with, the annual audit, quarterly reviews and any non-audit services being provided.

          9. Review the performance of the independent accountants and approve any proposed changes in accountants when circumstances warrant.

          10. Following completion of the annual audit, review separately with the independent accountants and management any significant difficulties encountered during the course of the audit.

          11. Report to the Board on the major items covered at each Audit Committee meeting and make recommendations to the Board and management concerning these matters.

          12. Perform any other activities consistent with this charter, the Corporation's Bylaws and governing law as the Committee or the Board deems necessary or appropriate.

4. AUDIT COMMITTEE MEETINGS

     The Committee will meet on a regular basis, approximately 5 times each year (planning, quarterly reviews, and annual review), and will hold special meetings as circumstances require. The timing of the meetings shall be determined by the Audit Committee.

     At all Audit Committee meetings a majority of the total number of members shall constitute a quorum.

5. COMMUNICATION BETWEEN AUDIT COMMITTEE MEETINGS

     The Committee will meet at any time if the independent accountants believe that certain communication to the committee (e.g., significant events, transactions or changes to accounting principles affecting the financial statements) is required in connection with their review of quarterly reporting.

[OMNISKY LOGO]

                           VOTE BY INTERNET - www.proxyvote.com
OMNISKY CORPORATION        Use the Internet to transmit your voting instructions
C/O PROXY SERVICES         and for electronic delivery of information up until
P.O. BOX 9141              11:59 P.M. Eastern Time on May 22, 2001. Have your
FARMINGDALE, NY 11735      proxy card in hand when you access the web site. You
                           will be prompted to enter your 12-digit Control
                           Number which is located below to obtain your records and to create an electronic voting instruction form.

                           VOTE BY MAIL -
                           Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to OmniSky Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717. To be counted, your proxy card must be received no later than May 22, 2001.

TO VOTE, MARK BLOCKS BELOW IN
BLUE OR BLACK INK AS FOLLOWS:      OMNI001    KEEP THIS PORTION FOR YOUR RECORDS
--------------------------------------------------------------------------------
                                             DETACH AND RETURN THIS PORTION ONLY
              THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
--------------------------------------------------------------------------------

OMNISKY CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "FOR" ITEMS 1 AND 2

VOTE ON DIRECTORS                                              FOR   WITHHOLD   FOR ALL    TO WITHHOLD AUTHORITY TO VOTE, MARK "FOR
                                                               ALL     ALL      EXCEPT:    ALL EXCEPT" AND WRITE THE NOMINEES NUMBER
1.  Proposal to elect (01)                                                                 ON THE LINE BELOW.
    Lawrence S. Winkler and
    (02) Thomas E. Wheeler to                                  [ ]     [ ]        [ ]      -----------------------------------------
    the Board of Directors.

VOTE ON PROPOSAL
                                   FOR   AGAINST   ABSTAIN
2.  Proposal to ratify the                                     The shares represented by this proxy when properly executed will
    appointment of                 [ ]     [ ]       [ ]       be voted in the manner directed herein by the undersigned
    PricewaterhouseCoopers LLP                                 Stockholder(s). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED
    as independent auditors for                                FOR ITEMS 1 AND 2. If any other matters properly come before the
    the fiscal year                                            meeting, or if cumulative voting is required, the person named in
    December 31, 2001.                                         this proxy will vote in their discretion.

    In their discretion, upon such other matters that may properly come before the meeting or at any continuation or adjournment thereof.


---------------------------------                              ---------------------------------


---------------------------------                              ---------------------------------
Signature                                                      Signature (Joint Owners)     Date
(PLEASE SIGN WITHIN BOX)     Date

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                              OMNISKY CORPORATION

                 ANNUAL MEETING OF STOCKHOLDERS - MAY 23, 2001

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder(s) of OmniSky Corporation, a Delaware corporation, hereby acknowledge(s) receipt of the Proxy Statement dated April 27, 2001, and hereby appoint(s) Patrick S. McVeigh and Scott M. Wornow, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of OmniSky Corporation, to be held May 23, 2001 at 10:00 a.m., local time, at EPICENTER, ONE MARKET STREET, ONE MARKET PAVILION, SUITE 600, SAN FRANCISCO, CALIFORNIA 94105, and at any continuation or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side.

         PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
            IN THE ENCLOSED ENVELOPE OR PROMPTLY VOTE BY INTERNET.

         (Continued, and to be signed and dated, on the reverse side.)

--------------------------------------------------------------------------------